SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811 801-12313
SERIES NO.: 12


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     77,913
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     38,667
       Class C                                                     14,206
       Class R                                                        848
       Investor Class                                              26,176
       Institutional Class                                         17,854

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $13.67
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     $12.88
       Class C                                                     $12.88
       Class R                                                     $13.53
       Investor Class                                              $13.76
       Institutional Class                                         $13.94